Exhibit 10(l)

MATERIAL SCIENCES CORPORATION

FY 201_ LONG-TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is entered into between Material Sciences Corporation, a Delaware corporation (the “Company”), and                      (“Employee”), pursuant to the MATERIAL SCIENCES CORPORATION 2012 Incentive Compensation Plan (the “Plan”), to document an award made as of                     , 201     (“Grant Date”). All capitalized terms used, but otherwise not defined herein, have the meanings set forth in the Plan.

1.	Option Grant. Subject to the terms and conditions set forth in the Plan, the FY 201_ LTIP and this Agreement, the Company hereby grants to the Employee the right to purchase (the “Option”) from the Company shares (the “Option Shares”) of the Company’s common stock, $.02 par value (the “Common Stock”) at an exercise price per share (the “Option Price”) equal to $ (which is the closing price of a share of the Common Stock on the NASDAQ Stock Market (“NASDAQ”) as of the trading day immediately preceding the Grant Date, rounded up to the next highest Twenty-Five Cent ($0.25) amount), to be exercisable at the times and on the terms and subject to the conditions set forth herein. The Option shall be null and void unless the Employee executes this Agreement and returns it to the Secretary of the Company at its office in Elk Grove Village, Illinois, within thirty (30) days of receipt by the Employee. The Option will expire on the seventh anniversary of the Grant Date (the “Final Expiration Date”), unless terminated earlier as provided under Sections 3 or 4. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be interpreted and construed in accordance with that intention.

2.	Vesting and Exercise. The Option shall be exercisable only to the extent vested in accordance with this Section 2.

a)	The Option shall become vested as to one hundred percent (100%) of the Option Shares on the third anniversary of the Grant Date, provided that Employee remains continuously in Employment by the Company through such date.

b)	Notwithstanding Section 2(a) hereof, but subject to the provisions of this Section 2(b) hereof, the Option shall become vested in one hundred percent (100%) of the Option Shares on the date of Employee’s death or Disability or upon a Change in Control. Death, Disability, and Change in Control are the only events that accelerate the vesting of the Option granted under this Agreement.

c)	Notwithstanding Section 2(a) hereof, but subject to the provisions of this Section 2(b) hereof, the Option shall become vested for Retirement and Termination of Employment without Cause as follows:

i)	Option shall become vested as to a number of Option Shares (rounded to the whole nearest share) equal to the product of (A) the total number of Option Shares, multiplied by (B) a fraction, (y) the numerator equals the number of whole or partial calendar months which have elapsed from the Grant Date, and (z) the denominator of which is 36.

d)	Any portion of the Option that is not, or shall not have become, vested as of the termination of Employee’s Employment by the Company, shall be forfeited to the Company effective on the termination date of Employee’s Employment by the Company. Any portion of the Option that is or shall have become vested as of the termination of Employee’s Employment by the Company, shall be exercisable in accordance with the applicable terms of this Agreement.

e)	Subject to the foregoing, the Option shall be exercisable, and Employee shall have the right to purchase the Option Shares, from time to time and in whole or in part, only if Employee is in Employment by the Company on the exercise date, except as provided under Section 3 or Section 4, as applicable.

f)	Eligibility for this FY 201_ LTIP is based on the employee being actively employed on the day the grant is granted.

3.	Termination of Employment. Subject to this Section 3, the Option shall expire and permanently terminate upon, and shall not be exercisable or exercised after, Employee’s Termination of Employment for any reason other than a cessation of employment due to death or Disability. Upon a Termination of Employment described in this Section 3, except as specifically set forth in Section 4, Employee may exercise the Option, to the extent vested, until the earlier to occur of (a) the ninetieth (90th) day after the effective date of the Termination of Employment or (b) the Final Expiration Date; provided, however that no portion of the Option may be exercised in the event of or after Executive’s dismissal for Cause.

4.	Death, Disability, or Retirement. If Employee (a) dies while in Employment by the Company, (b) incurs a Disability while in Employment by the Company, or (c) terminates his employment as a result of Retirement, the Option, to the extent vested, may be exercised until the earlier to occur of (i) the third (3rd) anniversary of Employee’s death, Disability, or Retirement, as applicable, and (ii) the Final Expiration Date.

5.	Method of Exercise and Payment. Subject to the limitations herein set forth, Employee or Employee’s beneficiary, if applicable, may exercise the Option by delivery of written notice to the Secretary of the Company in Elk Grove Village, Illinois, specifying the number of Option Shares to be purchased and payment of the Option Price, as described below; provided, however, that no fractional shares may be purchased hereunder at any time. Payment of the Option Price shall be made (a) in cash or by check, bank draft or money order to the order of Material Sciences Corporation (collectively, “cash”), (b) at the discretion of Employee and with the consent of the Committee, in shares of Common Stock (valued as of the date of the notice of exercise) with a total value equal to or less than the aggregate Option Price, plus cash in the amount, if any, by which the aggregate Option Price exceeds the value of such shares of Common Stock or (c) at the discretion of the Committee, by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable, shall require to effect an exercise of the Option, and delivery to the Company of the proceeds required to pay the exercise price; provided, however, that this method of payment shall not be available to an “Executive Officer” (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto) if it would constitute a loan by the Company to the Employee.

6.	Tax Withholding. As a condition precedent to the exercise of the Option, Employee shall, if requested by the Company, pay to the Company, in addition to the aggregate Option Price, such amount of cash as the Company may be required, under applicable federal, state or local law or regulations, to withhold and pay over as income or other withholding taxes.

7.	Delivery of Option Shares. Upon the exercise of the Option in whole or in part, the Company shall deliver a certificate or certificates representing the number of shares of Common Stock purchased against full payment therefore in the manner set forth in Section 5 hereof, and the Company shall pay all original issue or transfer taxes and all other fees and expenses incident to such delivery except as otherwise provided in Section 6 hereof.

8.	Transferability. None of the Option, this Agreement or any rights under this Agreement may be transferred other than by will or the laws of descent and distribution, and during Employee’s lifetime the Option shall be exercisable only by Employee or his or her legal representative. Any other transfer or any attempted assignment, pledge or hypothecation, whether or not by operation of law, shall be void and shall nullify the Option. The Option shall not be subject to execution, attachment or other process, and no person or entity shall be entitled to exercise any rights of Employee under this Agreement or possess any rights under this Agreement by virtue of any attempted execution, attachment or other process. Notwithstanding the foregoing, the Option may be transferred by law or pursuant to the laws of descent and distribution or by domestic relations order.

9.	Adjustments. Upon the occurrence of any of the following events, the Option shall be adjusted as follows:

a)	In case the number of outstanding shares of Common Stock shall be increased by stock split, stock dividend, or other relevant change in the capitalization of the Company (which shall not include the sale by the Company of shares of Common Stock or securities convertible into shares of Common Stock), the number of Option Shares which may thereafter be purchased under the Option shall be proportionately increased and the Option Price shall be proportionately decreased.

b)	In case the number of outstanding shares of Common Stock shall be decreased by reverse stock split, combination of shares, recapitalization or other relevant change in the capitalization of the Company (which shall not include the purchase or retirement by the Company of shares of Common Stock or securities convertible into such shares of Common Stock), the number of Option Shares which may thereafter be purchased hereunder shall be proportionately decreased and the Option Price shall be proportionately increased.

10.	Registration. The Option and this Agreement is subject to the condition that if at any time the Committee shall determine, in its discretion, that the listing of the Option Shares on any securities exchange, or the registration or qualification of the Option Shares under any federal or state law, or the consent or approval of any regulatory body, shall be necessary or desirable as a condition of, or in connection with, the granting of this Option or the purchase or delivery of Option Shares, the Option may not be exercised, in whole or in part, and the Option Shares may not be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

11.	Reservation. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject hereto from time to time.

12.	No Privileges. Employee shall not be entitled to any privileges of ownership with respect to the Option Shares unless and until purchased and delivered upon the exercise in whole or in part of the Option.

13.	Rights of Employee. In no event shall the granting of the Option or the acceptance of this Agreement by Employee interfere with or limit in any way the right of the Company to terminate Employee’s employment at any time with or without cause, nor confer upon Employee any right to continue in Employment by the Company for any period of time or to continue his or her present or any other rate of compensation.

14.	Beneficiary Designation. Subject to Section 8, Employee may name, from time to time, beneficiaries as provided in the Plan.

15.	Committee Resolution. The Committee shall have the right and discretion to resolve all questions which may arise in connection with the Option and with its exercise.

16.	Miscellaneous.

a)	This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons (or entity or entities) who shall, upon the death of Employee, acquire any rights hereunder.

b)	The parties to this Agreement agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

c)	Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given when personally delivered or five (5) business days after deposit in the United States Post Office, by certified mail with postage and fees prepaid, return receipt requested. Notices shall be addressed, in the case of Employee, to the address set forth below his or her signature on the signature page hereto and in the case of the Company, to it at its principal executive office, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.

d)	This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

e)	The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its shareowners. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws (and not the laws of conflicts) of the State of Illinois.

f)	The captions used herein are for convenience of reference only and shall not be considered in the interpretation of the provisions hereof.

17.	Certain Definitions. As used herein, the following terms have the following meanings:

a)	“Affiliate” means any corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including the subsidiaries of the Company and other entities controlled by such subsidiaries.

b)	“Agreement” has the meaning set forth in the preamble hereof.

c)	“Cause” with respect to the termination of Employee’s Employment by the Company, means one or more of the following: (i) Employee’s commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Affiliates or any of their customers or suppliers, (ii) Employee’s reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other conduct causing the Company or any of its Affiliates public disgrace or disrepute or economic harm, (iii) failure by Employee to perform duties as reasonably directed by the Company officer or other employee to whom Employee primarily reports (or, with respect to the Chief Executive Officer, the Board), (iv) any willful act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its subsidiaries to the disadvantage or detriment of the Company and its Affiliates, (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Affiliates or (vi) if Employee is covered by an employment agreement with the Company or an Affiliate, any breach of such agreement which is not cured to the Company’s Chief Executive Officer (or, with respect to such Chief Executive Officer, the Board) reasonable satisfaction within fifteen (15) days after written notice thereof to Employee.

d)	“Change in Control” means:

i)	the acquisition by any Person or Persons acting in concert, of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), directly or indirectly, of more than fifty percent (50%) of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock); or

ii)	the consummation of (A) any consolidation or merger of the Company, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger hold proportionately at least a majority of the outstanding common stock of the continuing or surviving corporation; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (“Transfer Transaction”), except where (1) the Company owns all of the outstanding stock of the transferee entity or (2) the holders of the Company’s common stock immediately prior to the Transfer Transaction own proportionately at least a majority of the outstanding stock of the transferee entity, immediately after the Transfer Transaction; or (C) any consolidation or merger of the Company where, after the consolidation or merger, one Person owns one hundred percent (100%) of the shares of stock of the Company (except where the holders of the Company’s common stock immediately prior to such merger or consolidation own proportionately at least a majority of the outstanding stock of such Person immediately after such consolidation or merger).

e)	“Code” has the meaning set forth in Section 1 hereof.

f)	“Committee” means the Company’s Compensation, Organization and Corporate Governance Committee or other committee authorized by the Company’s Board of Directors to administer the Plan (or any successor plan thereto).

g)	“Common Stock” has the meaning set forth in Section 1 hereof.

h)	“Company” has the meaning set forth in the preamble hereof.

i)	“Disability” means a mental or physical illness that entitles Employee to receive benefits under the long-term disability plan of the Company, or if there is no such plan or Employee is not covered by such a plan or a mental or physical illness that renders Employee totally and permanently incapable of performing Employee’s duties for the Company, as determined by the Committee. The determination of Disability for purposes of this Agreement shall not be construed to be an admission of disability for any other purpose.

j)	“Employee” has the meaning set forth in the preamble hereof.

k)	“Employment by the Company” shall mean continuous employment by the Company or an Affiliate. For purposes of determining whether Employee has been continuously employed, any leave of absence for periods and purposes conforming to the personnel policies of the Company and approved by the Committee shall not be deemed to be an interruption of continuous service.

l)	“Final Expiration Date” has the meaning set forth in Section 1 hereof

m)	“Grant Date” has the meaning set forth in the preamble hereof.

n)	“Option Price” has the meaning set forth in Section 1 hereof

o)	“Option Shares” has the meaning set forth in Section 1 hereof.

p)	“Person” has the meaning provided in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) except that such term shall not include: (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

q)	“Plan” has the meaning set forth in the preamble hereof.

r)	“Retirement” means Employee’s voluntary termination of Employee’s Employment by the Company after Employee has attained his or her full Social Security retirement age (i.e., the age at which the Participant may receive unreduced Social Security benefits), other than a termination by the Company or an Affiliate for Cause.

s)	“Termination of Employment” means Employee ceasing to be in continuous Employment by the Company for any reason whatsoever, including without limitation, Employee’s death, Disability or discharge.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

MATERIAL SCIENCES CORPORATION

By:

Name:

Title: Corporate Director, Human Resources

Employee

By:

Name: